EXHIBIT 99.1
Complete Production Services, Inc. Reports Third Quarter 2009 Results
Houston—(Business Wire)—October 26, 2009— Complete Production Services, Inc. (NYSE: CPX) today reported third quarter revenue of $229.9 million and an operating loss of $64.1 million, or $0.69 per diluted share. Third quarter results include pre-tax, non-cash charges of $41.0 million primarily related to fixed assets. Excluding these charges, EBITDA for the third quarter of 2009 was $27.2 million (“Modified EBITDA” as defined below) and net loss was $0.32 per diluted share.
The $41.0 million in charges resulted from an ongoing evaluation and rationalization of operations and assets due to the significant changes in market conditions which began in the fourth quarter of 2008. The contract drilling business accounted for approximately $37.6 million of the charges, of which $36.2 million related to an impairment analysis done in accordance with U.S. GAAP and $1.4 million resulted from asset disposals. The remaining $3.4 million occurred within the Completion and Production Services segment and was associated with asset disposals and inventory write-downs.
Revenue for the Completion and Production Services segment during the third quarter of 2009 was $198.0 million, an increase of $1.6 million from the prior quarter. Modified EBITDA for the segment was $34.8 million, which compares to $34.1 million in the prior quarter. Modified EBITDA margin for the segment during the third quarter was 17.6% versus 17.4% for the quarter ending June 30, 2009.
Third quarter Drilling Services segment revenue was $25.4 million, versus $24.7 million reported for the prior quarter. The segment reported a Modified EBITDA loss of $2.4 million compared to a positive contribution of $3.6 million in the second quarter of 2009. The segment was adversely impacted by a shift in mix, a decrease in utilization in the contract drilling business and an increase in bad debt expense of $3.5 million.
“Relative to the severe drop in activity earlier this year, market conditions have stabilized considerably,” commented Joe Winkler, Chairman and CEO. “We anticipate that the near-term will remain challenging, but are pleased with how our dedicated people have positioned the Company for the market recovery. Year-to-date we:
•	significantly reduced our cost structure and capital expenditures;
•	reduced our debt by $197.3 million, completely paying-down our revolving credit facility;
•	amended our undrawn credit facility to provide greater certainty that we will have access to liquidity beyond the $76.1 million in cash we had as of September 30, 2009; and
•	prudently protected and enhanced our core market positions.”

“While we do not anticipate an improvement prior to year-end, we are seeing indications of future increases in activity. Our focus has now shifted to preparing for the recovery which we believe will be led by horizontal, multi-stage well completions in our core basins,” concluded Mr. Winkler.
Complete Production Services, Inc. is a leading oilfield service provider focused on the completion and production phases of oil and gas wells. The company has established a significant presence in unconventional oil and gas plays in North America that it believes have the highest potential for long-term growth.
Complete will hold a conference call to discuss third quarter 2009 results on Tuesday, October 27, 2009 at 11:00 a.m. Eastern Time. To participate in the live conference call, dial (800) 561-2601 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 10516712. The conference call will be available for replay beginning at 2:00 p.m. on October 27, 2009 and will be available until November 3, 2009. To access the conference call replay, please call (888) 286-8010 and use the passcode: 45251817. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. These forward-looking statements include statements regarding future market conditions, the Company’s business objectives in the fourth quarter of 2009 and the Company’s future success. Such statements are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other risks described in the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of Complete’s operating segments using non-GAAP financial measures, EBITDA, Adjusted EBITDA and Modified EBITDA. EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before impairment charges and minority interest. Modified EBITDA is calculated as Adjusted EBITDA before certain other non-cash charges including fixed asset and inventory write-downs and loss on non-monetary asset exchange. EBITDA, Adjusted EBITDA and Modified EBITDA are not substitutes for GAAP measures of earnings and cash flow. EBITDA, Adjusted EBITDA and Modified EBITDA are used in this press release because our management considers these measures to be important supplemental measures of performance and believes they are used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

In the second quarter of 2009, management discovered accounting errors at one of its operations in the Rocky Mountain region, which occurred in prior years and impacted operating results for the years ended December 31, 2006, 2007 and 2008. The Company corrected these errors as of June 30, 2009 and made the required adjustments to reported results for certain prior periods, including the three and nine-month periods ended September 30, 2008. Accordingly, the financial information in this press release for the three and nine-month periods ended September 30, 2008 has been revised from its original presentation.
For more information, please contact:
Jose Bayardo
Vice President and Chief Financial Officer
281-372-2300

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 30, 2009 and 2008
(in thousands, except per share data)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
		Revised		Revised
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services	$223,429	$481,073	$767,496	$1,307,069
Products	6,484	13,237	37,496	40,689

	229,913	494,310	804,992	1,347,758

Cost of services	157,708	294,958	519,694	801,908
Cost of products	4,596	8,888	28,583	27,438
General and administrative expense	45,204	46,498	140,115	141,952
Depreciation and amortization	50,379	47,721	153,470	130,058
Fixed asset impairment loss	36,158	—	36,158	—

	294,045	398,065	878,020	1,101,356

Income (loss) from continuing operations before interest and taxes	(64,132)	96,245	(73,028)	246,402

Interest expense	13,987	14,052	42,344	44,252
Interest income	(13)	(85)	(43)	(242)
		—

Income (loss) from continuing operations before taxes	(78,106)	82,278	(115,329)	202,392

Tax provision (benefit)	(26,081)	29,804	(37,136)	71,822

Income (loss) from continuing operations	$(52,025)	$52,474	$(78,193)	$130,570

Loss from discontinued operations (net of tax)	—	(153)	—	(4,859)

Net income (loss)	$(52,025)	$52,321	$(78,193)	$125,711

Basic earnings (loss) per share:
Continuing operations	$(0.69)	$0.71	$(1.04)	$1.78
Discontinued operations	$—	$(0.00)	$—	$(0.07)

	$(0.69)	$0.71	$(1.04)	$1.71

Diluted earnings (loss) per share:
Continuing operations	$(0.69)	$0.70	$(1.04)	$1.76
Discontinued operations	$—	$(0.00)	$—	$(0.07)

	$(0.69)	$0.70	$(1.04)	$1.69

Weighted average shares outstanding:
Basic	75,200	73,935	75,045	73,225
Diluted	75,200	75,008	75,045	74,370

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of September 30, 2009 and December 31, 2008
(in thousands)

		Revised
	September 30,	December 31,
	2009	2008
	(unaudited)	(unaudited)
Assets:
Cash	$76,143	$18,500
Other current assets	262,095	420,877
Property, plant and equipment, net	980,706	1,166,686
Goodwill	341,512	341,592
Other long-term assets	35,382	39,698

Total assets	1,695,838	1,987,353

Liabilities and stockholders’ equity:
Current liabilities	99,907	136,440
Long-term debt	650,121	843,842
Long-term deferred tax liabilities	148,198	146,360

Total liabilities	898,226	1,126,642

Common stock	752	748
Treasury stock	(328)	(202)
Additional paid-in capital	633,858	623,988
Retained earnings	145,482	223,675
Cumulative translation adjustment	17,848	12,502

Total stockholders’ equity	797,612	860,711

Total liabilities and stockholders’ equity	$1,695,838	$1,987,353

Complete Production Services, Inc.
Cash Flow Data
For the Nine Months Ended September 30, 2009
(in thousands)

September 30,
2009
(unaudited)
Cash flows provided by/(used for):
Operating activities	$270,063
Investing activities:
Capital expenditures	$(29,094)
Other investing activities	$20,155
Financing activities	$(203,314)

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended September 30, 2009 and 2008, June 30, 2009
And for the Nine Months Ended September 30, 2009 and 2008
(in thousands, except percentages)

	Quarter Ended
		Revised
	September 30,	September 30,	June 30,
	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$198,014	$418,865	$196,441
Drilling services	25,415	62,208	24,709
Products	6,484	13,237	17,248

Total revenues	$229,913	$494,310	$238,398

Adjusted EBITDA: (1)
Completion and production services	$31,396	$133,459	$31,424
Drilling services	(3,757)	17,005	3,569
Products	1,791	3,387	2,085
Corporate and other	(7,025)	(9,885)	(8,578)

Total Adjusted EBITDA	$22,405	$143,966	$28,500

Adjusted EBITDA as a % of Revenue:
Completion and production services	15.9%	31.9%	16.0%
Drilling services	-14.8%	27.3%	14.4%
Products	27.6%	25.6%	12.1%
Total	9.7%	29.1%	12.0%

	Nine Months Ended
		Revised
	September 30,	September 30,
	2009	2008
	(unaudited)	(unaudited)
Revenue:
Completion and production services	$681,981	$1,134,358
Drilling services	85,515	172,711
Products	37,496	40,689

Total revenues	$804,992	$1,347,758

Adjusted EBITDA: (1)
Completion and production services	$129,044	$347,759
Drilling services	6,698	44,733
Products	6,427	10,209
Corporate and other	(25,569)	(26,241)

Total Adjusted EBITDA	$116,600	$376,460

Adjusted EBITDA as a % of Revenue:
Completion and production services	18.9%	30.7%
Drilling services	7.8%	25.9%
Products	17.1%	25.1%
Total	14.5%	27.9%

(1)	Adjusted EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.

Footnote:	The results 2008 exclude discontinued operations.

Complete Production Services, Inc.
Reconciliation of Adjusted EBITDA to the Most Comparable GAAP Measure
For the Quarters Ended September 30, 2009 and 2008 and June 30, 2009
And the Nine Months Ended September 30, 2009 and 2008
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended September 30, 2009:
Adjusted EBITDA	$31,396	$(3,757)	$1,791	$(7,025)	$22,405
Depreciation & amortization	43,744	5,466	603	566	50,379
Fixed asset impairment loss	—	36,158	—	—	36,158

Operating income (loss)	$(12,348)	$(45,381)	$1,188	$(7,591)	$(64,132)

Quarter Ended September 30, 2008 (Revised):
Adjusted EBITDA	$133,459	$17,005	$3,387	$(9,885)	$143,966
Depreciation & amortization	41,195	5,223	657	646	47,721

Operating income (loss)	$92,264	$11,782	$2,730	$(10,531)	$96,245

Quarter Ended June 30, 2009:
Adjusted EBITDA	$31,424	$3,569	$2,085	$(8,578)	$28,500
Depreciation & amortization	44,723	5,488	624	567	51,402

Operating income (loss)	$(13,299)	$(1,919)	$1,461	$(9,145)	$(22,902)

Nine Months Ended September 30, 2009:
Adjusted EBITDA	$129,044	$6,698	$6,427	$(25,569)	$116,600
Depreciation & amortization	133,393	16,502	1,861	1,714	153,470
Fixed asset impairment loss	—	36,158	—	—	36,158

Operating income (loss)	$(4,349)	$(45,962)	$4,566	$(27,283)	$(73,028)

Nine Months Ended September 30, 2008 (Revised):
Adjusted EBITDA	$347,759	$44,733	$10,209	$(26,241)	$376,460
Depreciation & amortization	111,972	14,527	1,762	1,797	130,058

Operating income (loss)	$235,787	$30,206	$8,447	$(28,038)	$246,402

Complete Production Services, Inc.
Reconciliation of Modified EBITDA to the Most Comparable GAAP Measure
For the Quarters Ended September 30, 2009 and June 30, 2009
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended September 30, 2009:
Modified EBITDA	$34,830	$(2,359)	$1,791	$(7,025)	$27,237
3rd Qtr. 2009 fixed asset and inventory adjustments	3,434	1,398	—	—	4,832

Adjusted EBITDA	31,396	(3,757)	1,791	(7,025)	22,405
Depreciation and amortization	43,744	5,466	603	566	50,379
Fixed asset impairment charge	—	36,158	—	—	36,158

Operating income (loss)	$(12,348)	$(45,381)	$1,188	$(7,591)	$(64,132)

Quarter Ended June 30, 2009:
Modified EBITDA	$34,095	$3,569	$2,085	$(8,578)	$31,171
2nd Qtr. 2009 fixed asset and inventory adjustments	2,671	—	—	—	2,671

Adjusted EBITDA	31,424	3,569	2,085	(8,578)	28,500
Depreciation and amortization	44,723	5,488	624	567	51,402

Operating income (loss)	$(13,299)	$(1,919)	$1,461	$(9,145)	$(22,902)

Complete Production Services, Inc.
Reconciliation of Earnings Per Share per GAAP Less Certain Non-cash Charges
For the Quarters Ended September 30, 2009
(unaudited, in thousands except per share amounts)

Quarter Ended
September 30,
2009
(unaudited)
Net loss from continuing operations, as reported	$(52,025)
Add: Fixed asset impairment charge	36,158
Add: 3rd Qtr. 2009 fixed asset and inventory adjustments	4,832
Less: Tax benefit recognized from these non-cash charges	(13,199)

Adjusted net loss	$(24,234)

Diluted weighted average shares outstanding, as reported	75,200

Diluted loss per share:

As reported	$(0.69)

As adjusted	$(0.32)